EXHIBIT 99.2

American Strategic Investment Co.
Supplemental Information

Quarter ended September 30, 2025 (unaudited)

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) the potential adverse effects of inflationary conditions and higher interest rate environment, (e) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, and (f) the Company may not be able to continue to meet the New York Stock Exchange's (“NYSE”) continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and the Company's shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)
Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance, including, Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, a description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
In December 2022 we announced that that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest are non-GAAP metrics and should not be construed to be more relevant or accurate than other metrics calculated and presented in accordance with GAAP, including net loss, in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than non-GAAP metrics.
We consider EBITDA, Adjusted EBITDA, NOI and Cash NOI useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, impairment charges, equity-based compensation, gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics’ presentations facilitate comparisons of operating performance between periods and between other companies that use these measures.
As a result, we believe that the use of these non-GAAP metrics together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends and capital expenditures. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the listing related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Key Metrics
As of and for the three months ended September 30, 2025
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$12,269
Net income (loss) attributable to common stockholders	$35,754
Basic and diluted net income (loss) per share attributable to common stockholders	$13.60
Cash NOI (1)	$5,328
Adjusted EBITDA (1)	$1,945

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value (2)	$422,270
Net debt (3) (4)	$247,645
Total consolidated debt (4)	$251,000
Total assets	$448,066
Cash and cash equivalents (5)	$3,355

Common shares outstanding as of September 30, 2025	2,634

Net debt to gross asset value	58.6%
Net debt to annualized adjusted EBITDA (1) (annualized based on quarterly results)	31.8	x

Weighted-average interest rate cost (6)	5.3%
Weighted-average debt maturity (years) (7)	3.8
Interest Coverage Ratio (8)	0.7	x

Real Estate Portfolio
Number of properties	6
Number of tenants	79

Square footage (millions)	0.7
Leased	80.9%
Weighted-average remaining lease term (years) (9)	6.2
______

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)
(1)These Non-GAAP metrics are reconciled below.
(2)Defined as total assets of $448.1 million plus accumulated depreciation and amortization of $80.5 million less the Contract Asset balance of $106.3 million as of September 30, 2025.
(3)Represents total debt outstanding of $251.0 million, less cash and cash equivalents of $3.4 million.
(4)Excludes the effect of deferred financing costs, net.
(5)Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million and a minimum net worth in excess of $175.0 million.
(6)The weighted average interest rate cost is based on the outstanding principal balance of the debt.
(7)The weighted average debt maturity is based on the outstanding principal balance of the debt.
(8)The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are non-GAAP metrics and are reconciled below.
(9)Based on annualized straight-line rent as of September 30, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025

Condensed Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$114,099	$129,517
Buildings and improvements	268,440	341,314
Acquired intangible assets	7,761	19,063
Total real estate investments, at cost	390,300	489,894
Less accumulated depreciation and amortization	(80,547)	(91,135)
Total real estate investments, net	309,753	398,759
Cash and cash equivalents	3,355	9,776
Restricted cash	7,067	9,159
Contract asset	106,343	—
Operating lease right-of-use asset	—	54,514
Prepaid expenses and other assets	3,546	5,233
Straight-line rent receivable	15,474	23,060
Deferred leasing costs, net	2,528	6,565
Total assets	$448,066	$507,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$249,394	$347,384
Debt associated with property in receivership	99,000	—
Accrued interest associated with property in receivership	7,343	—
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $53 and $317 at September 30, 2025 and December 31, 2024, respectively)	17,320	15,302
Operating lease liability	—	54,592
Below-market lease liabilities, net	760	1,161
Deferred revenue	2,886	3,041
Total liabilities	376,703	421,480

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,634,355 and 2,634,355 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	27	27
Additional paid-in capital	731,703	731,429
Accumulated other comprehensive income	—	—
Distributions in excess of accumulated earnings	(660,367)	(645,870)
Total stockholders’ equity	71,363	85,586
Total liabilities and equity	$448,066	$507,066

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Condensed Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	September 30, 2025	June 30, 2025		March 31, 2025	December 31, 2024
Revenue from tenants	$12,269	$12,222		$12,308	$14,889

Expenses:
Asset and property management fees to related parties	1,929	1,682		1,868	1,927
Property operating	6,640	7,987		8,137	8,746
Impairment of real estate investments	—	30,558		—	—
Equity-based compensation	90	92		92	92
General and administrative	1,755	2,172		3,135	2,690
Depreciation and amortization	3,086	3,545		3,591	3,582
Total expenses	13,500	46,036		16,823	17,037
Operating loss before gain (loss) on sale of real estate investments	(1,231)	(33,814)		(4,515)	(2,148)
Gain (loss) on sale of real estate investments	—	—		—	(276)
Gain (loss) on disposal of real estate investments	44,268	—	0	—	—
Operating loss	43,037	(33,814)		(4,515)	(2,424)
Other income (expense):
Interest expense	(4,124)	(4,086)		(2,985)	(4,311)
Interest expense associated with property in receivership	(3,151)	(3,764)		(1,098)	—
Other income	(8)	4		6	85
Total other expense, net	(7,283)	(7,846)		(4,077)	(4,226)
Net income (loss) before income taxes	35,754	(41,660)		(8,592)	(6,650)
Net income (loss) and Net income (loss) attributable to common stockholders	$35,754	$(41,660)		$(8,592)	$(6,650)

Basic and Diluted Net Income (Loss) Per Share:
Net income (loss) per share attributable to common stockholders — Basic	$13.60	$(16.39)		$(3.39)	$(2.60)
Weighted average shares outstanding —Basic	2,554,502	2,541,402		2,533,557	2,557,080
Net income (loss) per share attributable to common stockholders — Diluted	$13.60	$(16.39)		$(3.39)	$(2.60)
Weighted average shares outstanding —Diluted	2,629,703	2,541,402		2,533,557	2,557,080

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
EBITDA:
Net income (loss) and Net income (loss) attributable to common stockholders	$35,754	$(41,660)	$(8,592)	$(6,650)
Depreciation and amortization	3,086	3,545	3,591	3,582
Interest expense	4,124	7,850	4,083	4,311
Interest expense associated with property in receivership	3,151	—	—	—
EBITDA	46,115	(30,265)	(918)	1,243
Impairment of real estate investments	—	30,558	—	—
Gain on disposition of real estate investments	(44,268)	—	—	—
Equity-based compensation	90	92	92	92
Other income	8	(4)	(6)	2
Adjusted EBITDA	1,945	381	(832)	1,337
Asset and property management fees to related parties paid in cash	1,929	1,682	1,868	1,927
General and administrative	1,755	2,172	3,135	2,689
NOI	5,629	4,235	4,171	5,953
Accretion of below- and amortization of above-market lease liabilities and assets, net	(161)	(138)	(12)	(145)
Straight-line rent (revenue as a lessor)	102	102	102	644
Straight-line ground rent (expense as lessee)	(242)	(3)	(27)	28
Cash NOI	$5,328	$4,196	$4,234	$6,480

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Debt Overview
As of September 30, 2025

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) (1)	Weighted-Average Interest Rate (1) (2)	Total Outstanding Balance (3)
				(In thousands)
2025 (remainder)	3	—	—%	50,000
2026	—	—	—%	—
2027	1	1.4	4.7%	140,000
2028	1	3.1	7.9%	10,000
2029	1	3.8	3.9%	51,000
Thereafter	—	—	—%	—
Total Debt	6	3.8	5.3%	$251,000
______
(1)Weighted based on the outstanding principal balance of the debt.
(2)All of the Company’s debt is fixed rate with the exception of one variable rate loan as of September 30, 2025.
(3)Excludes the effect of deferred financing costs, net. Current balances as of September 30, 2025 are shown in the year the debt matures.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Future Minimum Lease Rents
As of September 30, 2025
Amounts in thousands

Future Minimum Base Rent Payments (1)
2025 (remainder)	$7,189
2026	26,264
2027	23,565
2028	19,779
2029	19,239
2030	18,067
Thereafter	78,831
Total	$192,934
_________________
(1)Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Top Ten Tenants
As of September 30, 2025
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent (1)	SL Rent Percent	Remaining Lease Term (2)	Investment Grade (3)
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	$3,337	12%	5.8	Yes
Equinox	Retail	Fitness	2,897	10%	13.2	No
The City of New York - Dept. of Youth & Community Development	Office	Government/Public Administration	2,215	8%	12.3	Yes
CVS	Retail	Retail	2,161	7%	8.9	Yes
USA General Services Administration	Office	Government/Public Administration	2,050	7%	1.7	Yes
NYS Licensing	Office	Government/Public Administration	1,833	6%	1.8	Yes
Marshalls	Retail	Retail	1,477	5%	6.1	No
Fundera, Inc.	Office	Financial Services	1,051	4%	3.8	No
Universal Services of America	Office	Office Space	1,020	4%	0.2	Yes
200 Riverside Garage LLC	Retail	Parking	917	3%	11.8	Yes
Subtotal			18,958	66%	7.1

Remaining portfolio			9,829	34%

Total Portfolio			$28,787	100%
__________________
(1)Calculated using the most recent available lease terms as of September 30, 2025.
(2)Based on straight-line rent as of September 30, 2025.
(3)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2025. Top 10 tenants are 44% actual investment grade rated and 25% implied investment grade rated.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Diversification by Property Type
As of September 30, 2025
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent (1)	SL Rent Percent	Square Feet	SqFt. Percent
Office	$19,619	73%	437	73%
Retail	8,395	25%	148	25%
Other	773	2%	16	2%
Total	$28,787	100%	601	100%
____________
(1)Calculated using the most recent available lease terms as of September 30, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Diversification by Tenant Industry
As of September 30, 2025
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent (1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Government / Public Administration	$7,722	27%	173	29%
Non-profit	4,316	15%	88	15%
Retail	4,029	14%	40	7%
Office Space	2,947	10%	90	15%
Fitness	2,897	10%	30	5%
Parking	1,833	6%	87	15%
Financial Services	1,173	4%	21	4%
Professional Services	1,050	4%	20	3%
Technology	944	3%	18	3%
Services	450	2%	10	2%
Other (2)	1,426	5%	24	2%
Total	$28,787	100%	601	100%
____________
(1)Calculated using the most recent available lease terms as of September 30, 2025.
(2)Other includes nine industry types as of September 30, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2025 (Unaudited)

Lease Expirations
As of September 30, 2025

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2025 (Remaining)	7	$2,179	7.6%	67	11.2%
2026	6	1,486	5.2%	32	5.3%
2027	8	5,442	18.9%	124	20.6%
2028	3	1,154	4.0%	26	4.3%
2029	3	1,235	4.3%	24	3.9%
2030	2	1,143	4.0%	29	4.8%
2031	8	5,218	18.1%	93	15.5%
2032	—	—	—%	—	—%
2033	4	1,061	3.7%	21	3.5%
2034	2	2,161	7.5%	10	1.7%
2035	—	—	—%	—	—%
2036	2	365	1.3%	10	1.6%
2037	4	4,048	14.1%	128	21.3%
2038	3	2,897	10.1%	30	5.0%
2039	—	—	—%	—	—%
2040	—	—	—%	—	—%
Thereafter (>2040)	2	398	1.1%	7	0.8%
Total	54	$28,787	100%	601	100%
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(1)Calculated using the most recent available lease terms as of September 30, 2025. Includes tenant concessions, such as free rent, as applicable.